UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2020

FORTERRA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37921	37-1830464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 East John Carpenter Freeway, 6th Floor
Irving, TX 75062
(Address of principal executive offices, including ZIP code)

(469) 458-7973
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FRTA	Nasdaq Stock Market LLC
Securities Registered Pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02. Results of Operations and Financial Condition.
On February 26, 2020, Forterra, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal quarter and year ended December 31, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information included or incorporated by reference in this Item 2.02, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2020, Allison Navitskas and Robert Corcoran, each Class I members of the Board of Directors (the “Board”) of the Company resigned from the Board.  The resignations did not result from any disagreement with the Company.

On February 25, 2020, the Board appointed Maureen Harrell as a Class I member of the Board to fill the vacancy created by the resignation of Ms. Navitskas.  In addition, the size of the Board was reduced from ten members to nine members effective February 25, 2020.

Ms. Harrell, age 40, has been a Managing Director of Hudson Americas, L.P. ("Hudson"), a related party of Lone Star Funds ("Lone Star"), an affiliate of the Company and its controlling stockholder, a position she has held since June 2019. Ms. Harrell has oversight responsibility over a number of Lone Star's private equity investments, including its investment in us and also assists with the due diligence and underwriting of potential operating company investments. Ms. Harrell currently serves on the board of directors of Financial Building Materials (NYSE: FBM). Prior to joining Hudson, Ms. Harrell previously served as a Director at Alinda Capital Partners, LLC, and independent infrastructure investment firm, from October 2010 to May 2019, where she had oversight over several infrastructure investments and served on the boards of directors of a number of privately held companies. Prior to Alinda, Ms. Harrell held roles at GE Capital from 2008 to 2010 and at Pricewaterhouse Coopers, LLP from 2001 to 2006. Ms. Harrell earned a Bachelor of Arts degree in Economics from Bowdoin College and a Masters of Business Administration degree from the University of Virginia Darden School of Business.

As a non-independent director, Ms. Harrell will not receive any compensation from the Company for her services rendered as a member of the Board; however, as previously disclosed, the Company enters into indemnification agreements with each of the Company's directors, including Ms. Harrell. Other than through her position with Hudson, as discussed above, there was no arrangement or understanding between Ms. Harrell and any other person pursuant to which she was selected as a director. Other than transactions involving the Company and its controlling stockholder, as disclosed in greater detail in the Company’s definitive proxy statement for the Company’s 2019 annual meeting of stockholders, and which disclosure is incorporated herein by reference, there are no transactions that would require disclosure herein pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD.
The Company intends to reference a slide deck (the “Presentation”) during the Company’s conference call to discuss its financial results for its fiscal quarter and year ended December 31, 2019. A copy of the Presentation can be accessed on the Company’s website – forterrabp.com – by following the links to “Investors”, “News and Events” and “Events and Presentations.”

The information included in this Item 7.01 is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Index
Exhibit No.	Description
99.1	Press Release issued by Forterra, Inc. on February 26, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTERRA, INC.

Date:	February 27, 2020	By:	/s/ Charles R. Brown, II
Charles R. Brown, II
Executive Vice President and Chief Financial Officer